Exhibit 99.1

Contact:
Leona Hobbs	Charles Messman
Director, Communications	President
Tucows Inc.	MKR Group
416-538-5450	323-468-2300
ir@tucows.com	tcx@mkr-group.com

TUCOWS INC. REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER OF 2008

TORONTO, May 7, 2008 – Tucows Inc., (AMEX:TCX, TSX:TC) a leading provider of Internet services to web hosting companies and ISPs worldwide, today announced its financial results for its first quarter ended March 31, 2008.  All figures are in U.S. dollars.

“The results of the quarter were right in line with expectations. We are seeing the positive impact of the domain price reduction with an 18% year/year improvement in renewals among other positives. We expect traditional domain name registration to contribute favorably to gross margin in the remainder of the year. In addition, the migration of our email customers to our enhanced platform is nearing completion and we expect to realize considerable cost savings during the second half of the year. “ said Elliot Noss, President and CEO of Tucows.

“While the strength of the Canadian dollar, last year’s price reduction for domain registrations and cost burden of carrying multiple email platforms held down our bottom line results this quarter, the positives noted above, combined with the anticipated continued growth in our domain portfolio business, will place us in an excellent position to achieve our stated goal of growing revenue, profitability and cash flow in 2008.”

Summary Financial Results
(Numbers in Thousands of US Dollars, Except Per Share Data)

	3 Months Ended March 31, 2008	3 Months Ended March 31, 2007
Net Revenue	$18,711	$17,771
EBITDA	504	1,971
Adjusted Net Income	953	2,442
Net (Loss)/Income	(1,082)	750
Net (Loss) Income/Share	(0.01)	0.01
Cash Flow from Operations	$117	$1,165

Summary of Revenue and Cost of Revenue
 (Numbers in Thousands of US Dollars)

	Revenue		Cost of Revenue
	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007
Traditional Domain Registration Services	$12,871	$11,901	$9,936	$8,731
Domain Portfolio Services	905	637	178	100
Email Services	1,575	2,133	107	205
Retail Services	1,641	1,207	567	406
Other Services	1,719	1,893	412	407
Total	$18,711	$17,771	$11,200	$9,849

Net revenue for the first quarter of fiscal 2008 increased 5% to $18.7 million from $17.8 million for the first quarter of fiscal 2007.

Adjusted Net Income for the first quarter of 2008 was $1.0 million, compared to $2.4 million for the corresponding quarter of last year.  Net loss for the first quarter of 2008 was $1.1 million, or $0.01 per share, compared with net income of $0.7 million, or $0.01 per share, for the first quarter of 2007.

Deferred revenue at the end the first quarter of fiscal 2008 was $53.6 million, an increase of 12% from $48.0 million at the end of the first quarter of 2007 and an increase of 6% from $50.6 million at the end of the fourth quarter of fiscal 2007.

Cash and restricted cash at the end of the first quarter of fiscal 2008 was $7.5 million compared to $8.1 million at the end of the fourth quarter of fiscal 2007 and $6.6 million at the end of the first quarter of fiscal 2007. Cash flow from operations of was $0.1 million during the first quarter of fiscal 2008.

EBITDA and Adjusted Net Income

To assist financial statement users in an assessment of the Company’s historical performance and to project its future earnings and cash flows, the Company has included earnings before interest, taxes, depreciation and amortization (EBITDA). EBITDA is presented because it is an important supplemental measure of performance frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate EBITDA differently. EBITDA is not a measurement of financial performance under generally accepted accounting principles

(GAAP) and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to Net Income as indicators of operating performance or any other measures of performance derived in accordance with (GAAP). Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. See the Consolidated Statements of Cash Flows included in the attached financial statements. As a non-GAAP performance measure, EBITDA, has certain material limitations as follows:

• It does not include interest expense. Because the Company has borrowed money to finance some of its operations, interest is a necessary part of the Company’s costs and ability to generate revenue. Therefore, any measure that excludes interest has material limitations;

• It does not include depreciation and amortization expense. Because the Company must utilize capital assets in order to generate revenues, depreciation and amortization expense is a necessary and ongoing part of the Company’s costs. Therefore, any measure that excludes depreciation and amortization expense has material limitations; and,

• It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the Company’s operations, any measure that excludes taxes has material limitations.

Management compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net earnings.

Adjusted Net Income represents EBITDA plus the additional adjustments described in the table below. The adjustments reflect the material amount of cash collected by the Company for domain registrations and other Internet services paid for the full term at the time of activation, with the revenue deferred, net of prepaid fees. In addition, adjusted Net Income reflects earnings and expenses considered as non-representative of ongoing business for the reasons specified below. Each of the items being adjusted for may create certain material limitations in the use of Adjusted Net Income as a non-GAAP financial measure. Adjusted Net Income is one of the primary measures the Company uses for planning and budgeting purposes, incentive compensation and to monitor and evaluate Tucows’ financial and operating results. Adjusted Net Income is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with generally accepted accounting principles. See the Consolidated Statements of Cash Flows included in the attached financial statements.

Conference Call

Tucows will host a conference call today, Wednesday, May 7, at 5:00 ET to discuss the Company’s first quarter ended March 31, 2008 results.  To access the conference call via the Internet go to about.tucows.com and click on “Investors.”

For those unable to participate in the conference call at the scheduled time, it will be archived for replay both by telephone and via the Internet beginning approximately one hour following completion of the call. To access the archived conference call by telephone, dial 416-640-1917 or 1-877-289-8525 and enter the pass code 21270559 followed by the pound key.  The telephone replay will be available until Wednesday, May 14, 2008 at midnight. To access the archived conference call via the Internet, go to http://about.tucows.com and click on “Investors.”

About Tucows

Tucows provides Internet services for web hosting companies and ISPs. Through our global network of over 9,000 service providers we provide millions of email boxes and manage over eight million domains. Tucows is an accredited registrar with ICANN (the Internet Corporation for Assigned Names and Numbers). We hold a domain name portfolio of approximately 150,000 domain names that are available for sale, monetized through advertising and support our wholesale Personal Names Service. Our Retail division sells Tucows services to consumers and small business owners through Domain Direct, IYD (It’s Your Domain) and NetIdentity. Tucows.com remains one of the most popular software download sites on the Internet. For more information please visit: http://about.tucows.com.

This release may contain forward-looking statements, relating to the Company’s operations or to the environment in which it operates, which are based on Tucows Inc.’s operations, estimates, forecasts and projections. These statements are not guarantees of future performance and are subject to important risks, uncertainties and assumptions concerning future conditions that may ultimately prove to be inaccurate or differ materially from actual future events or results. A number of important factors could cause actual outcomes and results to differ materially from those expressed in these forward-looking statements. Consequently, investors should not place undue reliance on these forward-looking statements, which are based on

Tucows Inc.’s current expectations, estimates, projections, beliefs and assumptions. These forward-looking statements speak only as of the date of this release and are based upon the information available to Tucows Inc. at this time. Tucows Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Tucows Inc.

Consolidated Balance Sheets

(Dollar amounts in U.S. dollars)

(unaudited)

	March 31,	December 31,
	2008	2007
Assets

Current assets:
Cash and cash equivalents	$7,506,468	$8,093,476
Accounts receivable	3,488,300	3,422,180
Prepaid expenses and deposits	2,992,440	3,132,129
Prepaid domain name registry and other Internet services fees, current portion	27,498,326	25,473,465
Cash held in escrow	1,078,031	1,070,632
Deferred tax asset, current portion	2,000,000	2,000,000
Total current assets	44,563,565	43,191,882

Prepaid domain name registry and other Internet services fees, long-term portion	11,271,602	10,765,862
Property and equipment	4,779,837	4,963,311
Deferred financing charges	114,700	128,200
Deferred tax asset, long-term portion	1,000,000	1,000,000
Intangible assets	21,698,540	22,150,738
Goodwill	17,490,807	17,490,807
Investment	353,737	353,737
Total assets	$101,272,788	$100,044,537

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$2,747,421	$2,689,346
Accrued liabilities	3,012,682	3,289,087
Customer deposits	3,167,194	3,267,784
Promissory note payable, current portion	6,000,000	6,000,000
Loan payable, current portion	2,914,242	1,914,242
Deferred revenue, current portion	37,757,064	35,465,584
Accreditation fees payable, current portion	533,187	483,090
Total current liabilities	56,131,790	53,109,133

Deferred revenue, long-term portion	15,835,098	15,147,644
Accreditation fees payable, long-term portion	188,064	181,345
Loan payable, long-term portion	5,380,806	6,859,366
Deferred tax liability	5,396,000	5,396,000

Stockholders’ equity:
Preferred stock - no par value, 1,250,000 shares authorized; none issued and outstanding	—	—
Common stock - no par value, 250,000,000 shares authorized; 73,888,542 shares issued and outstanding at March 31, 2008 and 73,888,542 shares issued and outstanding at December 31, 2007	15,350,915	15,350,915
Additional paid-in capital	48,609,513	48,537,313
Deficit	(45,619,398)	(44,537,179)
Total stockholders’ equity	18,341,030	19,351,049
Total liabilities and stockholders’ equity	$101,272,788	$100,044,537

Tucows  Inc.

Consolidated Statements of Operations

(Dollar amounts in U.S. dollars)

(unaudited)

	Three months ended March 31,
	2008	2007

Net revenues	$18,711,207	$17,771,217

Cost of revenues:
Cost of revenues (*)	13,149,932	11,232,789
Depreciation of property and equipment	825,837	809,666
Amortization of intangible assets	73,457	63,532
Total cost of revenues	14,049,226	12,105,987

Gross profit	4,661,981	5,665,230

Expenses:
Sales and marketing (*)	1,696,132	1,344,444
Technical operations and development (*)	1,565,854	1,812,279
General and administrative (*)	1,794,865	1,498,769
Depreciation of property and equipment	61,070	61,524
Amortization of intangible assets	385,161	233,301
Total expenses	5,503,082	4,950,317

Income (loss) from operations	(841,101)	714,913

Other income (expenses):
Interest income (expense), net	(209,984)	(41,649)
Other income, net	—	88,431
Total other income (expense)	(209,984)	46,782

Income (loss) before provision for income taxes	(1,051,085)	761,695

Provision for income taxes	31,134	12,000
Net income (loss) for the period	$(1,082,219)	$749,695

Basic earnings (loss) per common share	$(0.01)	$0.01

Shares used in computing basic earnings (loss) per common share	73,888,542	75,459,822

Diluted earnings (loss) per common share	$(0.01)	$0.01

Shares used in computing diluted earnings (loss) per common share	73,888,542	77,959,165

(*) Stock-based compensation has been included in expenses as follows:

Cost of revenues	$4,300	$2,500
Sales and marketing	$18,300	$14,200
Technical operations and development	$20,700	$20,100
General and administrative	$28,900	$25,900

Tucows  Inc.

Reconciliation of EBITDA and Adjusted Net Income

(Dollar amounts in U.S. dollars)

(unaudited)

	Three months ended March 31,
	2008	2007

Net income (loss) for the period	$(1,082,219)	$749,695
Depreciation of property and equipment	886,907	871,190
Amortization of intangible assets	458,618	296,833
Interest income (expense), net	209,984	41,649
Provision for income taxes	31,134	12,000
EBITDA	504,424	1,971,367

Adjustments to EBITDA (1)
Change in prepaid domain name registry and other Internet services fees	(2,530,601)	(1,980,653)
Change in deferred revenue	2,978,934	2,896,925
Dividend income	—	(88,431)
Reversal of contingencies	—	(357,500)
Subtotal Adjustments to EBITDA	448,333	470,341

Adjusted Net Income	$952,757	$2,441,708

(1) Adjustments to EBITDA
We define Adjusted EBITDA as net income adjusted for depreciation, amortization, interest, taxes and further adjusted for certain cash and non-cash charges.

The net amount of cash we collected for domain registrations and other Internet services paid for the full term at the time of activation and deferred amounted to $448,333 for the three months ended March 31, 2008 compared to $916,272 for the three months ended March 31, 2007.

Tucows  Inc.

Consolidated Statements of Cash Flows

(Dollar amounts in U.S. dollars)

(unaudited)

	Three months ended March 31,
	2008	2007
Cash provided by (used in):
Operating activities:
Net income (loss) for the period	$(1,082,219)	$749,695
Items not involving cash:
Depreciation of property and equipment	886,907	871,190
Amortization of deferred financing charges	13,500
Amortization of intangible assets	458,618	296,833
Unrealized change in the fair value of forward exchange contracts	255,433	(216,789)
Stock-based compensation	72,200	62,700
Change in non-cash operating working capital:
Accounts receivable	(66,120)	(852,623)
Prepaid expenses and deposits	139,689	(727,236)
Prepaid fees for domain name registry and other Internet services fees	(2,530,601)	(1,980,653)
Accounts payable	(433,827)	(408,137)
Accrued liabilities	(531,838)	649,139
Customer deposits	(100,590)	(175,124)
Deferred revenue	2,978,934	2,896,925
Accreditation fees payable	56,816	(708)

Cash provided by operating activities	116,902	1,165,212

Financing activities:
Proceeds received on exercise of stock options	—	101,071
Repurchase of shares	—	(1,327,500)
Repayment of loan payable	(478,560)	—

Cash used in financing activities	(478,560)	(1,226,429)

Investing activities:
Cost of domain names acquired	(6,420)	(28,728)
Additions to property and equipment	(211,531)	(1,202,630)
Decrease in restricted cash - being margin security against forward exchange contracts	—	251,638
Acquisition of Hosted Messaging Assets from Critical Path Inc., net of cash acquired	—	(90,050)
(Decrease) increase in cash held in escrow	(7,399)	694,579

Cash used in investing activities	(225,350)	(375,191)

Decrease in cash and cash equivalents	(587,008)	(436,408)

Cash and cash equivalents, beginning of period	8,093,476	6,256,392

Cash and cash equivalents, end of period	$7,506,468	$5,819,984

Supplemental cash flow information:
Interest paid	$259,337	$105,000

Supplementary disclosure of non-cash investing activity:
Capital assets acquired during the period not yet paid for	$764,972	$1,146,066
Dividend receivable	$—	$88,431